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EXHIBIT  23.1
                                  [LETTERHEAD]


                         CONSENT OF INDEPENDENT AUDITORS


We consent to the use in the Registration Statement of Y3K Secure Enterprise Software, Inc. on Form SB-8 of our Auditors' Report, dated September 24, 2003, on the consolidated balance sheets of Y3K Secure Enterprise Software Inc. as at June 30, 2003 and 2002, and the related consolidated statements of operations, cash flows, and changes in stockholders' equity for the years then ended, and for the period from inception on March 19, 1999 to June 30, 2003.

In addition, we consent to the reference to us under the heading "Interests Of Named Experts And Counsel" in the Registration Statement.




Vancouver, Canada                                         "Morgan & Company"

October  31,  2003                                        Chartered  Accountants



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